CAS416 (10/89)

913D#7604 0718 ORG&FI $12.50

MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU

(FOR BUREAU USE ONLY)

FILED

JUL 25 1991

Administrator
MICHIGAN DEPARTMENT OF COMMERCE
Corporation & Securities Bureau

Date Received
JUL 17 1991

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Corporations

(Please read information and instructions on last page)

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1. The present name of the corporation is: AT&T SYSTEMS LEASING CORPORATION
2. The corporation identification number (CID) assigned by the Bureau is: 404-762
3. The location of its registered office is:

~~612 Griswold~~ 2555 Telegraph Rd, 3rd Flr. ~~Detroit~~ Blmfld Hills, Michigan 48302 ~~48226~~
(Street Address) (City) (ZIP Code)

4. Article III of the Articles of Incorporation is hereby amended to read as follows:

"The total authorized capital stock is:
100 Common Shares, $1.00 par value per share.
A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows: None.

Each of the 19,457,893 shares of the Corporation's common stock, no par value per share, authorized immediately prior to the effectiveness of this amendment, shall automatically be combined and converted into 100 shares of common stock, $1.00 par value per share. Upon the effectiveness of this amendment, the certificates representing the 19,457,893 issued shares of common stock, no par value per share, immediately prior to such effectiveness, shall, without any action on the part of the holder thereof, represent 100 issued shares of common stock, $1.00 par value per share, from and after such effectiveness, and as soon as practicable thereafter there shall be issued to the holder of record of such shares a new certificate representing such shares in exchange for the certificate representing such shares immediately prior to such effectiveness."

(MICH. - 272 - 10/23/89) 78354 12.50

GOLD SEAL APPEARS ONLY ON ORIGINAL

5. COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION (b)

a. ☐ The foregoing amendment to the Articles of Incorporation was duly adopted on the ________ day of ________________, 19____, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the board of directors or trustees.

Signed this ______ day of ____, 19___

(Signature)	(Signature)
(Type or Print Name)	(Type or Print Name)
(Signature)	(Signature)
(Type or Print Name)	(Type or Print Name)

b. ☒ The foregoing amendment to the Articles of Incorporation was duly adopted on the 10th day of, July, 19 91. The amendment: (check one of the following)

☐ was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation FORMED on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

☐ was duly adopted by the written consent of all the directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation FORMED on a nonstock directorship basis.

☐ was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407 (1) and (2) of the Act if a nonprofit corporation, and Section 407 (1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

☒ was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with Section 407 (3) of the Act if a nonprofit corporation, and Section 407 (2) of the Act if a profit corporation.

Signed this 16 day of July, 1991

By X Edward Cherney
(Only signature of: President, Vice-President, Chairperson and Vice-Chairperson)

Edward Cherney — President
(Type or Print Name) (Type or Print Title)

(MICH. - 272)